UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2018

City Office REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36409	98-1141883
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1075 West Georgia Street, Suite 2010, Vancouver, British Columbia,		V6E 3C9
(Address of principal executive offices)		(Zip Code)

(604) 806-3366

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

On February 1, 2018, City Office REIT, Inc. (the “Company”), through a wholly-owned subsidiary, entered into an amended and restated employment agreement (collectively, the “Employment Agreements”) with each of James Farrar, the Company’s Chief Executive Officer, Greg Tylee, the Company’s President and Chief Operating Officer, and Anthony Maretic, the Company’s Chief Financial Officer, Secretary and Treasurer.

The Company’s board of directors (the “Board”), upon the recommendation of the Compensation Committee of the Board (the “Compensation Committee”), approved the terms of the Employment Agreements. The Employment Agreements are effective as of January 1, 2018 and are effective until terminated. Pursuant to the terms of the employment agreements, Messrs. Farrar and Tylee each will be paid an initial annual base salary of $400,000 and Mr. Maretic will be paid an initial annual base salary of $250,000. In addition, each of Messrs. Farrar, Tylee and Maretic will be eligible to receive an annual bonus based on the achievement of performance goals that are established by the Board or the Compensation Committee. The executives will also continue to be eligible to participate in the Company’s equity incentive plan pursuant to which they may be entitled to receive restricted stock units, options or other equity awards as determined by the Compensation Committee.

In the event an executive is terminated without cause, the executive will receive a single cash payment equal to the sum of (i) the executive’s annual base salary on the date his employment terminates, (ii) the average annual cash bonus paid to the executive for the previous two years and (iii) the average amount granted to the executive under the Company’s equity incentive plan for the previous two years. In addition, if the executive resigns for good reason following a change in control of the Company, the executive shall receive a single cash payment equal to the sum of (i) two times the executive’s annual base salary on the date the change in control occurs, (ii) two times the average annual cash bonus paid to the executive for the previous two years and (iii) two times the average amount granted to the executive under the Company’s equity incentive plan for the previous two years.

The foregoing description of the Employment Agreements is not complete and is qualified in all respects by reference to the respective Employment Agreements filed as Exhibits 10.1, 10.2 and 10.3 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Executive Employment Agreement, dated February 1, 2018, by and between City Office Management Ltd. and James Farrar

10.2	Executive Employment Agreement, dated February 1, 2018, by and between City Office Management Ltd. and Gregory Tylee

10.3	Executive Employment Agreement, dated February 1, 2018, by and between City Office Management Ltd. and Anthony Maretic

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITY OFFICE REIT, INC.

Date: February 2, 2018	By:	/s/ James Farrar
	Name:	James Farrar
	Title:	Chief Executive Officer